UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 9/10/2008

J.CREW GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-42427

DE	22-2894486
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

770 Broadway

New York, New York 10003

(Address of principal executive offices, including zip code)

212-209-2500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01	Other Events.

On September 10, 2008, the Board of Directors of J.Crew Group, Inc. (the “Company”) approved the J.Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan (the “2008 Plan”). The 2008 Plan was amended to be consistent with the Company’s current practices for equity compensation, which include (i) providing that vesting for service-based restricted stock awards to associates will occur over a period of no fewer than three years, and (ii) limiting the ability of the Company’s Compensation Committee to accelerate vesting of stock awards to situations related to death, disability, retirement or change-in-control.

The above description is qualified in its entirety by reference to the J.Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(a)	through (c) Not applicable

(d)	Exhibits:

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	J.Crew Group, Inc. Amended and Restated 2008 Equity Incentive Plan (As of September 10, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J. CREW GROUP, INC.

By:	/s/ Arlene S. Hong
Name:	Arlene S. Hong
Title:	Senior Vice President and General Counsel

Dated: December 23, 2008